UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): July 29, 2025

BioCorRx Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54208	90-0967447
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2390 East Orangewood Avenue, Suite 570

Anaheim, CA 92806

(Address of principal executive offices) (Zip Code)

(714) 462-4880

(Registrant’s telephone number, including area code)

________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On July 29, 2025, BioCorRx Inc., a Nevada corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with accredited investors (the “Purchasers”), whereby the Purchasers purchased from the Company (the “Transaction”), for an aggregate purchase price of $350,000: (i) common stock purchase warrant to purchase up to an aggregate of 1,000,000 shares (the “Warrant”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and (ii) an aggregate of 1,000,000 shares of Common Stock (the “Shares”, and collectively with the Warrant, the “Securities”).

The Purchase Agreement contains representations and warranties of the Company and the Purchasers which are typical for transactions of this type. In addition, the Purchase Agreement also provides the Purchasers piggyback registration rights for the Shares and the shares of Common Stock underlying the Warrant upon the exercise of the Warrant (the “Warrant Shares”), subject to certain limitations.

The Warrant was issued on July 29, 2025 and is exercisable for five (5) years from the date of issuance at an exercise price of $0.35 per share.

The Transaction has not closed as of the date of this Current Report on Form 8-K.

The foregoing description of the Purchase Agreement and the Warrant does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of the Purchase Agreement and the Warrant, copies of which are attached hereto as Exhibit 10.1 and Exhibit 4.1, respectively, and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

The Shares and the Warrant and the issuance of the Warrant Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and are or will be, as the case may be, “restricted securities” as that term is defined by Rule 144 promulgated under the Securities Act.

The issuance of the Shares and the Warrant and the issuance of the shares of Common Stock underlying the Warrant upon the exercise of the Warrant (collectively, the “Securities”) was made or will be made, as the case may be, in reliance on the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) for the offer and sale of securities not involving a public offering. The Company’s reliance upon Section 4(a)(2) of the Securities Act in issuing the Securities was based upon the following factors: (a) the issuance of the Securities was an isolated private transaction by the Company which did not involve a public offering; (b) there was no general solicitation; (c) there were no subsequent or contemporaneous public offerings of the Securities by the Company; (d) the Securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the Securities took place directly between the Purchasers and the Company; and (f) the Purchasers are accredited investors.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following documents are filed as exhibits to this current report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the Securities and Exchange Commission (the “SEC”) filing that included such document.

Exhibit No.	Description
4.1	Form of Warrant
10.1*	Form of Securities Purchase Agreement, dated July 29, 2025
104	Cover Page Interactive Data File (formatted as inline XBRL).

* Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of such schedules and exhibits, or any sections thereof, to the SEC or its staff upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BioCorRx Inc.

Date: August 1, 2025	By:	/s/ Lourdes Felix
Lourdes Felix
Chief Executive Officer

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